Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bitwise 10 Crypto Index Fund (BITW) (the “Trust”) on Form 10-Q for the period ending September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Bebrin III, Vice President of Bitwise Investment Advisers, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ James Bebrin III
James Bebrin III*
Vice President (Principal Financial Officer and Principal Accounting Officer) November 10, 2025

* The Registrant is a trust and James Bebrin III is signing in his capacity as Principal Financial Officer and Principal Accounting Officer of Bitwise Investment Advisers, LLC, the Sponsor of the Trust.